Exhibit 99.1

News Release
For more information, contact:
Chris Kircher	MEDIA
Vice President, Corporate Affairs
ConAgra Foods, Inc.
tel: 402-595-5392

Chris Klinefelter	ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS STRONG FOURTH-QUARTER EPS; EXPECTS

STRONG SALES AND EPS PERFORMANCE IN FISCAL 2008

OMAHA, Neb., June 27, 2007 — ConAgra Foods, Inc. (NYSE: CAG), one of North America’s leading packaged food companies, today reported results for the fiscal 2007 fourth quarter ended May 27, 2007. Fourth-quarter diluted EPS from continuing operations was $0.38, which includes $0.02 per diluted share of costs related to the recent peanut butter recall and $0.01 per diluted share of benefit from a lower-than-expected tax rate. Items impacting comparability are detailed toward the end of this release.

“I congratulate our team on a very strong finish to the fiscal year,” said Gary Rodkin, chief executive officer of ConAgra Foods. “Record trading and merchandising profits, as well as continued progress with cost-saving initiatives, have allowed us to increase marketing investments substantially and offset inflation while delivering strong EPS this quarter. I am also pleased with accelerating sales performance for key brands within the Consumer Foods segment, and am confident that our increased marketing investment and innovation pipeline have set a solid foundation for fiscal 2008.”

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CONAGRA FOODS

Consumer Foods Segment (54% of Fiscal 2007 sales)

Branded consumer products sold in retail and foodservice channels; excludes international consumer operations.

For the quarter, sales for the Consumer Foods segment were $1.6 billion, roughly equal to year-ago amounts due to the effects of the recent peanut butter recall and the divestiture of a refrigerated pizza business. Excluding the peanut butter business in current and prior-year results, as well as amounts in the year-ago period from a business since divested, sales increased 3%. See page 9 for Regulation G reconciliations.

•

The segment’s unit volumes were flat; excluding the peanut butter business in current and prior-year results and the impact of a divested business in prior-year results, volume increased 3% in the current quarter.

•

Sales for the company’s priority investment brands as a whole, which represented approximately 75% of segment sales, increased 2%. Excluding Peter Pan peanut butter sales in current and prior-year results, overall sales for priority investment brands increased 4%. In particular, Chef Boyardee, Egg Beaters, Hebrew National, Kid Cuisine, Marie Callender’s, Orville Redenbacher’s, Slim Jim, and Snack Pack posted strong sales gains.

•	With regard to the remaining portions of the segment:

•

Sales for the remaining branded products increased 1%; the increase was 7% after excluding prior-year contribution from a refrigerated pizza business that was divested in the second quarter of fiscal 2007.

•

Sales for private label and other operations, which represent the smallest portion of the segment, declined 12%. Excluding the impact of the peanut butter business in current and prior-year results, sales for private label and other operations declined 9%.

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CONAGRA FOODS

•	A list of major brand sales gains and declines is included in the question-and-answer supplement to this release and posted on the company’s Web site.

Segment operating profit was $167 million for the quarter, below year-ago amounts primarily due to $57 million of increased advertising and promotion investment as well as $17 million of peanut butter recall costs in the current period. The increased advertising and promotion investment is part of the company’s plans for setting the foundation for profitable growth in fiscal 2008. The company’s cost-saving initiatives essentially offset increased input costs; as expected, this contrasts with results earlier in the fiscal year when cost savings exceeded comparatively modest input cost inflation, which provided substantial net benefit to gross profits. Prior-year operating profit of $197 million includes $44 million of restructuring costs.

Innovation Pipeline

New product introductions are the initial output from the company’s focus on establishing a high-quality innovation pipeline. These include Healthy Choice Café Steamers, Healthy Choice Paninis, new flavors of Healthy Choice soups, Hunt’s Fire Roasted Diced Tomatoes, Orville Redenbacher’s Smart Pop! Low Sodium, Orville Redenbacher’s Naturals, Swiss Miss Pudding Mousse Delights, Chef Boyardee Mac & Cheese, PAM Professional, and Fleischmann’s and Parkay Soft Spreads. A number of these products are already in the market and are generating favorable customer and consumer feedback that confirms the company’s assessment of their potential. The new products, along with additional new products planned for the balance of fiscal 2008 and beyond, are expected to support future sales growth and margin expansion.

Food and Ingredients Segment (29% of Fiscal 2007 sales)

Specialty potato, vegetable, seasoning blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.

For the quarter, sales for the Food and Ingredients segment were $913 million, 11% ahead of last year. Each of the segment’s major operations—Lamb Weston (specialty potato products), ConAgra Mills (milled products), Gilroy Foods (vegetables) and Spicetec (seasoning blends, flavors)—posted top-line growth due to better volumes, mix and pricing. Lamb Weston continued to show volume

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CONAGRA FOODS

growth as it capitalized on opportunities with key customers. ConAgra Mills’ strong sales gains largely reflected higher flour prices driven by increased wheat costs.

Segment operating profit was $105 million for the quarter, ahead of $95 million last year, which included $5 million of restructuring charges. The overall comparable profit increase reflects strong sales performance that was partly offset by higher raw material costs.

Trading and Merchandising Segment (12% of Fiscal 2007 sales)

Trading and merchandising agricultural commodities, fertilizer and energy worldwide.

For the quarter, sales for the Trading and Merchandising segment were $659 million, significantly higher than the $359 million reported last year. Segment operating profit for the quarter reached a record $200 million, almost five times year-ago amounts. Energy trading and fertilizer operations reported their highest quarterly profit ever by successfully capitalizing on the market environment. The quarter’s profits from merchandising agricultural commodities also showed a year-over-year increase. The company considers this level of overall segment profitability to be extraordinary, and plans for fiscal 2008 profitability from this segment to be significantly lower than fiscal 2007 levels.

International Foods Segment (5% of Fiscal 2007 sales)

Branded consumer products sold internationally to retail channels.

For the quarter, sales for the International Foods segment were $156 million, in line with year-ago amounts. Strong results for popcorn, tomatoes, and other priority investment products, primarily in Canada and Mexico, were largely offset by discontinuing certain low-margin items. The year-over-year sales comparison was also negatively impacted by distribution gains associated with the introduction of popcorn into the Japanese market in the year-ago period.

Segment operating profit of $17 million was $5 million below prior-year amounts, primarily due to increased advertising and promotion investment.

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CONAGRA FOODS

Capital and Other Items

•	Corporate expense was $169 million for the quarter and $209 million in the year-ago period.

•

Equity method investment earnings were $20 million for the current quarter. For the same quarter last year, equity investments posted a loss of $18 million due to $24 million of impairment charges on equity investments the company no longer owns.

•	Net interest expense for the quarter was $59 million, compared with $62 million last year.

•

The company repurchased approximately 8.6 million shares of common stock during the fourth quarter at a total cost of approximately $214 million. During fiscal 2007, the company repurchased approximately 24.3 million of its shares for approximately $615 million. At year-end, the company had $88 million of authorized repurchases remaining under its existing share repurchase program.

•	Dividends paid during the quarter totaled $90 million, versus $142 million last year.

•

For the quarter, capital expenditures from continuing operations for property, plant and equipment were $172 million, compared with $89 million in the year-ago period. The company increased capital expenditures in the fourth quarter as it made accelerated investments to implement quality initiatives and ongoing efficiency programs in its manufacturing and logistics networks. Depreciation and amortization expense from continuing operations was approximately $78 million for the quarter; this compares with a total of $84 million in the year-ago period.

•

The total cost of the peanut butter recall in fiscal 2007 was approximately $66 million pretax, or $0.08 per diluted share. $48 million pretax was incurred in the third quarter and approximately $18 million pretax was incurred in the fourth quarter.

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CONAGRA FOODS

Financial Outlook

The company expects strong sales and EPS performance in fiscal 2008 due to the innovation, marketing, pricing, and cost-saving initiatives under way. Third-party EPS consensus for the company’s fiscal 2008 is currently $1.48 and is assumed to exclude items impacting comparability; the company views a diluted EPS estimate for fiscal 2008 in the range of $1.48 to be appropriate, excluding items impacting comparability. The company notes that it does not expect the unusually strong Trading and Merchandising profits earned in the second half of fiscal 2007 to continue at those levels in 2008.

Major Items Affecting Comparability of Fourth-quarter Fiscal 2007 EPS

Included in the $0.38 of diluted EPS from continuing operations for the fourth quarter of fiscal 2007 (EPS amounts rounded and after tax):

•

Costs resulting from the recent peanut butter recall negatively impacted EPS by approximately $0.02, or $18 million pretax, almost all of which is reflected within the Consumer Foods segment ($5 million impact on Gross Profit, $12 million impact on SG&A).

•	Benefit of approximately $0.01 per diluted share from a slightly lower-than-expected tax rate.

Included in the $0.11 of diluted EPS from continuing operations for the fourth quarter of fiscal 2006 (EPS amounts rounded and after tax):

•

Expense of $0.09 per diluted share, or $79 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These are classified as $44 million of expense within the Consumer Foods segment ($15 million within Cost of Goods Sold and $29 million within SG&A expense), $5 million of expense within the Food and Ingredients segment (SG&A expense), and $30 million of corporate expense.

•	Expense of $0.04 per diluted share, or $36 million pretax, for a charge related to a note receivable, which is included in corporate expense.

•

Expense of $0.05 per diluted share, or $24 million, resulting from asset impairment charges associated with an equity method investment, and classified within the results of equity method investments. There is no tax benefit related to these charges.

•	Expense of $0.03 per diluted share, or $26 million pretax, for a charge related to early retirement of debt, which is included in corporate expense.

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CONAGRA FOODS

•	Benefit of $0.04 per diluted share from a lower-than-expected tax rate.

Discussion of Results

ConAgra Foods will host a conference call at 8:30 a.m. EDT today to discuss fourth-quarter results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-866-575-6540 and 1-913-312-1240, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at www.conagrafoods.com by clicking on the Investors link.

A rebroadcast of the conference call will be available after 1 p.m. EDT today. To access the digital replay, a pass code will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 2465886. A rebroadcast also will be available on the company’s Web site.

In addition, the company has posted a question-and-answer supplement relating to this release at www.conagrafoods.com at the Investors link. To view recent company news, please visit www.conagrafoods.com at the Media link.

ConAgra Foods, Inc. (NYSE:CAG) is one of North America’s leading packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Reddi-wip and many others.

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CONAGRA FOODS

Note on Forward-looking Statements:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility to update these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s peanut butter recall, the company’s ability to execute its operating and restructuring plans, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date made.

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CONAGRA FOODS

Regulation G Disclosure

Consumer Foods Segment

Below is a reconciliation of segment sales exclusive of the peanut butter business and divested business sales. Management evaluates the segment performance and trends exclusive of these items due to the non-recurring nature of the recall and the impact of divestitures. Management believes the presentation of financial results exclusive of these items facilitates investor understanding of the segment’s performance and trends.

Consumer Foods Segment Adjusted Net Sales

Reconciliation for Regulation G Purposes

(Dollars in millions)	Q4 FY07	Q4 FY06	% Change
Consumer Foods Net Sales	$1,604	$1,607	0%
Peter Pan Net Sales	2	(28)
Refrigerated Pizza Business Net Sales	—	(13)
Private Label Peanut Butter Net Sales	—	(7)

Adjusted Consumer Foods Net Sales	$1,606	$1,559	3%

(Dollars in millions)	Q4 FY07	Q4 FY06	% Change
Priority Investment Brands Net Sales	$1,188	$1,170	2%
Peter Pan Net Sales	2	(28)

Priority Investment Brands Adjusted Net Sales	$1,190	$1,142	4%

(Dollars in millions)	Q4 FY07	Q4 FY06	% Change
Non-Priority Investment Brands Net Sales	$238	$235	1%
Refrigerated Pizza Business Net Sales	—	(13)

Non-Priority Investment Brands Adjusted Net Sales	$238	$222	7%

(Dollars in millions)	Q4 FY07	Q4 FY06	% Change
Private Label & Other Ops Net Sales	$178	$202	-12%
Private Label Peanut Butter Net Sales	—	(7)

Private Label & Other Ops Adjusted Net Sales	$178	$195	-9%

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CONAGRA FOODS

Consumer Foods Segment Adjusted Net Sales

Reconciliation for Regulation G Purposes

(Dollars in millions)	FY07	FY06	% Change
Consumer Foods Net Sales	$6,485	$6,504	0%
Peter Pan Net Sales	(72)	(120)
Refrigerated Pizza Business Net Sales	(17)	(59)
Private Label Peanut Butter Net Sales	(20)	(27)

Adjusted Consumer Foods Net Sales	$6,376	$6,298	1%

(Dollars in millions)	FY07	FY06	% Change
Priority Investment Brands Net Sales	$4,867	$4,798	1%
Peter Pan Net Sales	(72)	(120)

Priority Investment Brands Adjusted Net Sales	$4,795	$4,678	3%

(Dollars in millions)	FY07	FY06	% Change
Non-Priority Investment Brands Net Sales	$907	$912	-1%
Refrigerated Pizza Business Net Sales	(17)	(59)

Non-Priority Investment Brands Adjusted Net Sales	$890	$853	4%

(Dollars in millions)	FY07	FY06	% Change
Private Label & Other Ops Net Sales	$711	$794	-10%
Private Label Peanut Butter Net Sales	(20)	(27)

Private Label & Other Ops Adjusted Net Sales	$691	$767	-10%

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

In millions

	FOURTH QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent Change
	May 27, 2007	May 28, 2006
SALES
Consumer Foods	$1,604.5	$1,607.3	(0.2)%
Food and Ingredients	912.6	823.0	10.9%
Trading and Merchandising	659.2	358.9	83.7%
International Foods	156.2	155.2	0.6%

Total	3,332.5	2,944.4	13.2%

OPERATING PROFIT
Consumer Foods	$166.7	$197.1	(15.4)%
Food and Ingredients	105.0	95.1	10.4%
Trading and Merchandising	200.3	42.0	376.9%
International Foods	17.2	22.6	(23.9)%

Total operating profit for segments	489.2	356.8	37.1%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)
Items excluded from segment operating profit:
General corporate expense	(169.0)	(208.7)	(19.0)%
Interest expense, net	(59.4)	(62.2)	(4.5)%

Income from continuing operations before income taxes and equity method investment earnings (loss)	$260.8	$85.9	203.6%

Segment operating profit excludes general corporate expense, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

In millions

	YEAR TO DATE
	52 Weeks Ended	52 Weeks Ended	Percent Change
	May 27, 2007	May 28, 2006
SALES
Consumer Foods	$6,485.3	$6,504.4	(0.3)%
Food and Ingredients	3,481.7	3,188.6	9.2%
Trading and Merchandising	1,455.2	1,185.8	22.7%
International Foods	606.0	603.2	0.5%

Total	12,028.2	11,482.0	4.8%

OPERATING PROFIT
Consumer Foods	$847.9	$828.3	2.4%
Food and Ingredients	438.6	363.6	20.6%
Trading and Merchandising	317.1	188.8	68.0%
International Foods	63.4	62.1	2.1%

Total operating profit for segments	1,667.0	1,442.8	15.5%
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)
Items excluded from segment operating profit:
General corporate expense	(436.3)	(555.3)	(21.4)%
Gain on sale of Pilgrim’s Pride Corporation common stock	—	329.4	(100.0)%
Interest expense, net	(225.6)	(272.0)	(17.1)%

Income from continuing operations before income taxes and equity method investment earnings (loss)	$1,005.1	$944.9	6.4%

Segment operating profit excludes general corporate expense, gain on sale of Pilgrim’s Pride Corporation common stock, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

In millions, except per-share amounts

	FOURTH QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent Change
	May 27, 2007	May 28, 2006
Net sales	$3,332.5	$2,944.4	13.2%
Costs and expenses:
Cost of goods sold	2,442.3	2,242.5	8.9%
Selling, general and administrative expenses	570.0	553.8	2.9%
Interest expense, net	59.4	62.2	(4.5)%

Income from continuing operations before income taxes and equity method investment earnings (loss)	260.8	85.9	203.6%
Income tax expense	93.3	11.3	725.7%
Equity method investment earnings (loss)	20.0	(18.4)	NA

Income from continuing operations	187.5	56.2	233.6%

Income from discontinued operations, net of tax	4.5	3.0	50.0%

Net income	$192.0	$59.2	224.3%

Earnings per share – basic

Income from continuing operations	$0.38	$0.11	245.5%
Income from discontinued operations	0.01	—	100.0%

Net income	$0.39	$0.11	254.5%

Weighted average shares outstanding	494.9	517.0	(4.3)%

Earnings per share – diluted

Income from continuing operations	$0.38	$0.11	245.5%
Income from discontinued operations	0.01	—	100.0%

Net income	$0.39	$0.11	254.5%

Weighted average share and share equivalents Outstanding	498.2	519.1	(4.0)%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

In millions, except per-share amounts

	YEAR TO DATE
	52 Weeks Ended	52 Weeks Ended	Percent Change
	May 27, 2007	May 28, 2006
Net sales	$12,028.2	$11,482.0	4.8%
Costs and expenses:
Cost of goods sold	8,889.7	8,658.6	2.7%
Selling, general and administrative expenses	1,907.8	1,935.9	(1.5)%
Interest expense, net	225.6	272.0	(17.1)%
Gain on sale of Pilgrim’s Pride Corporation common stock	—	329.4	(100.0)%

Income from continuing operations before income taxes and equity method investment earnings (loss)	1,005.1	944.9	6.4%
Income tax expense	365.7	306.0	19.5%
Equity method investment earnings (loss)	44.4	(49.6)	NA

Income from continuing operations	683.8	589.3	16.0%

Income from discontinued operations, net of tax	80.8	(55.5)	NA

Net income	$764.6	$533.8	43.2%

Earnings per share – basic

Income from continuing operations	$1.36	$1.14	19.3%
Income from discontinued operations	0.16	(0.11)	NA

Net income	$1.52	$1.03	47.6%

Weighted average shares outstanding	504.2	518.1	(2.7)%

Earnings per share – diluted

Income from continuing operations	$1.35	$1.13	19.5%
Income from discontinued operations	0.16	(0.10)	NA

Net income	$1.51	$1.03	46.6%

Weighted average share and share equivalents outstanding	507.1	520.2	(2.5)%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Balance Sheets

In millions

	May 27, 2007	May 28, 2006
ASSETS
Current assets
Cash and cash equivalents	$735.2	$331.6
Receivables, less allowance for doubtful accounts of $25.5 and $27.8	1,203.1	1,178.1
Inventories	2,348.5	2,130.6
Prepaid expenses and other current assets	719.2	889.0
Current assets held for sale	—	261.0

Total current assets	5,006.0	4,790.3

Property, plant and equipment, net	2,321.2	2,268.4
Goodwill	3,446.9	3,445.6
Brands, trademarks and other intangibles, net	776.0	799.5
Other assets	285.4	233.5
Noncurrent assets held for sale	—	433.1

	$11,835.5	$11,970.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$21.3	$10.0
Current installments of long-term debt	18.2	421.1
Accounts payable	1,108.1	867.6
Advances on sales	100.3	103.2
Accrued payroll	336.1	310.8
Other accrued liabilities	1,096.9	1,247.5
Current liabilities held for sale	—	4.6

Total current liabilities	2,680.9	2,964.8

Senior long-term debt, excluding current installments	3,220.0	2,754.8
Subordinated debt	200.0	400.0
Other noncurrent liabilities	1,151.7	1,197.6
Noncurrent liabilities held for sale	—	3.2
Common stockholders’ equity	4,582.9	4,650.0

	$11,835.5	$11,970.4

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